                                                                      Exhibit 11


                 SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                     (In Thousands, Except Per Share Data)


                                                              Fiscal Years Ended June 30
                                                      1995                1994              1993
                                                      ----                ----              ----
Primary
- -------
Net Income/(Loss)..........................        $    7,318          $    3,929        $   (1,043)
                                                   ==========          ==========        ==========


Weighted Average Shares Outstanding........         7,616,437           6,387,763         6,135,526

Incremental Shares from Assumed
  Exercise of Stock Options................           277,744             503,270                 0
                                                   ----------          ----------        ----------

Total Shares...............................         7,894,181           6,891,033         6,135,526
                                                   ==========          ==========        ==========


Primary Per Share Amounts
- -------------------------
Net Income/(Loss)..........................              0.93                0.57             (0.17)
                                                   ==========          ==========        ==========


Fully Diluted *
- ---------------
Net Income/(Loss)..........................             7,318               3,929            (1,043)
                                                   ==========          ==========        ==========


Weighted Average Shares Outstanding........         7,616,437           6,387,763         6,135,526

Incremental Shares from Assumed
  Exercise of Stock Options................           277,744             634,580                 0
                                                   ----------          ----------        ----------

Total Shares...............................         7,894,181           7,022,343         6,135,526
                                                   ==========          ==========        ==========


Fully Diluted Per Share Amounts
- -------------------------------
Net Income/(Loss)..........................        $     0.93          $     0.56        $    (0.17)
                                                   ==========          ==========        ==========

* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.